UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2016

THE ALLSTATE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11840	36-3871531
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2775 Sanders Road, Northbrook, Illinois    60062
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 30, 2016, the Board of Directors of the Registrant elected Perry M. Traquina as a director effective immediately and increased the size of the Board to 11 directors. The Board has not yet determined Mr. Traquina’s committee assignments.  Mr. Traquina’s compensation will be consistent with the Registrant’s previously disclosed standard compensatory arrangements for non-employee directors, which are described in the Registrant’s most recent proxy statement filed with the Securities and Exchange Commission on April 11, 2016, under the heading “Director Compensation,” except that the conversion date for new equity awards granted to directors was revised subsequent to the filing of Registrant’s proxy statement. Therefore, Mr. Traquina will be granted restricted stock unit awards under The Allstate Corporation 2006 Equity Plan for Non-Employee Directors (the “Plan”) converting into common stock on the earlier of three years from the date of grant or the day following termination of Board service, or following a deferred period of restriction, if elected. Restricted stock units also will convert following death or disability as defined in the Plan. Mr. Traquina’s compensation will be prorated to reflect the commencement date of his Board service. In addition, the Registrant expects to enter into an indemnification agreement with Mr. Traquina in substantially the form filed as Exhibit 10.2 to its quarterly report on Form 10-Q for the quarter ended June 30, 2007. A copy of the press release announcing Mr. Traquina’s election is attached as Exhibit 99 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99	Registrant’s press release dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALLSTATE CORPORATION
(Registrant)

By:	/s/ Daniel G. Gordon
Name:	Daniel G. Gordon
Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: June 30, 2016

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